       EXHIBIT 24

POWER OF ATTORNEY

 Know all by these presents that the undersigned hereby
constitutes and appoints Douglas C. Rice, Kimberley A. Elting, and J. Brent Alldredge, and each of them, signing singly,
the undersigned's true and lawful attorney-in-fact to:

(1) prepare and execute in the undersigned's name and on the undersigned's behalf, in the undersigned's capacity as a director or officer of Orthofix International N.V. (the "Company"), and submit to the U.S. Securities and Exchange Commission (the "SEC")
a Form ID, including ammendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exachange Act of 1934,
as amended (the "Exchange Act"), or any rule of regulation of the
SEC;

(2) do and perform any and all acts for an on behalf of
the undersigned which may be necessary or desirable to
complete and execute any such Form 3, 4, or 5, complete and
execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar
authority; and

(3) take any other action of any type whatsoever in
connection with the foregoing, which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being
understood that the documents executed by such attorney-in-
fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms
and conditions as such attorney-in-fact may approve in such
attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact
full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with Section 16 of
the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms
3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to
the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this
15th day of December, 2016.

__/S/ Alexis V. Lukianov_______
Signature

__Alexis V. Lukianov___________
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